                                  STOCK OPTION PLAN

    The purpose of the UniCAD, INC. Stock Option Plan (the "Plan") is (i) to authorize the Board of Directors (the "Board") to provide for the grant of incentive stock options and nonqualified stock options ("Options") to designated directors, officers, employees and associates (hereinafter collectively referred to as "associates") of UniCAD, INC. (hereinafter referred to as the "Company"). The Company believes that the Plan will cause the participants to perform at increasing levels of effectiveness and to contribute materially to the growth of the Company.

    1.   ADMINISTRATION

         The Plan shall be administered and interpreted by the Board. The Board may delegate some or all of its authority to administer and interpret the Plan to a committee consisting of not less than two persons appointed by the Board of Directors form among its members. The Board shall determine (i) associates to whom Options shall be granted under the Plan, (ii) the type, number of shares and terms of the Options to be granted to each individual selected, (iii) the duration of the exercise period and (iv) any other matters arising under the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable in its sole discretion. The Board's interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Options granted hereunder.

    2.   GRANTS

         Grants of Options under the Plan (hereinafter collectively referred to as "Grants") shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing, by the Board to the Grantee (as defined below) (the "Grant Letter"). The Board shall approve the form and provisions of each Grant Letter. Grants under the Plan need not be uniform as among the individual Grantees.

    3.   SHARES SUBJECT TO THE PLAN

         (a) The equity securities to be subject to Options granted under the Plan shall be shares of common stock of the Company par value $.01 per share ("Common Stock"). Subject to the adjustment specified below, the aggregate number of shares of Common Stock that may be issued under Options granted pursuant to the Plan's 470,000 shares. The Board may increase the number of shares that may be issued under the Plan. The shares may be authorized but unissued shares or treasury shares. If and to the extent Options granted under the Plan terminate, expire, or cancel without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

         (b) If there is any change in the number or kind of shares of Common Stock through the declaration of stock dividends, or though a recapitalization, stock split, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events, the number of shares of Common Stock available for Grants and the number of such shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants, may be proportionately adjusted by the Board, as its discretion, to reflect any increase or decrease in the number or kind of issued shares of Common Stock, if in the judgment of the Board such change,distribution or other event would significantly dilute the rights of Grantees (as defined below) hereunder, provided, however, that any fraction shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

    4.   ELIGIBILITY OF PARTICIPATION

         Associates of the Company designated by the Board shall be eligible to participate in the Plan (hereinafter referred to individually as the "Participant" and collectively as the "Participants"). The Board shall select the individuals to whom Grants are to be made (the "Grantees") from among the Participants and determine the number of shares of Common Stock subject to a particular Grant. Nothing contained in this Plan shall be construed to limit the right of the Company to grant options otherwise in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm or association, including options granted to associates thereof who become associates of the Company, or for other proper corporate purpose.

    5.   GRANTING OF OPTIONS

    (a)  NUMBER OF SHARES.   The Board may grant to each Grantee such number of
Options as it shall determine in its sole discretion. The Board, in its sole discretion, may provide a greater amount of Options to any Grantee at any time.

    (b)  TYPE OF OPTION AND PRICE.     The Board may grant options qualifying
as incentive stock options ("Incentive Stock Options") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and/or other stock options ("Nonqualified Stock Options") in accordance with the terms and conditions set forth herein or any combination of Incentive Stock Options and Nonqualified Stock Options. The purchase price of Common Stock subject to an Incentive Stock Option or a Nonqualified Stock Option shall not be less than the fair market value of a share of such Stock on the date such Option is granted unless, with respect to a Nonqualified Stock Option, a lesser price is prescribed by the Board and specified in the Grant Letter. The "fair market value" of Common Stock shall be determined in good faith by the Board.

    (c)  EXERCISE PERIOD.    The Board shall determine the option exercise
period of each Option; at the end thereof the Option shall expire and all rights to purchase shares of Common Stock thereunder shall cease. The option exercise period shall not exceed ten years from the date of Grant.

    (d)  EXERCISE OF OPTIONS.     The shares of Common Stock subject to each
Option granted hereunder may be purchased only to the extent that the Grantee has the right to exercise such Option. The exercise period for Options shall be as determined by the Board and specified in the Grant Letter applicable to the Grantee. Unless specified otherwise in the Grant Letter, a Grantee's nonforfeitable interest in the event of death, disability or retirement, prior to the date on which otherwise fully exercisable, shall be proportionate to the amount of time from the date of the Grant to the date of such event in relationship to the date specified in the Grant Letter for exercise.

    (e) MANNER OF EXERCISE. A Grantee may exercise the exercisable portion of an Option, in whole or in part at any time by delivering a written notice of exercise to the Board with accompanying payment of the option price in cash.

    (f)  TERMINATION DISABILITY OR DEATH.

         (i) In the event the Grantee ceases to be an associate of the Company, as applicable, for any reason other than death, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three months and one day (three months in the case of Incentive Stock Options) of the date on which he ceases to be an associate (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period; provided, however, that in the case of a Grantee who is disabled within the meaning of Section 22(e)(3) of the Code, such period shall be one year (except as the Board may otherwise provide in the Grant Letters).

         (ii) In the event of the death of the Grantee (i) while he is an associate of the Company, or (ii) within not more than three months of the date on which he ceases to be an associate (or within such other period of time as may be specified in the Grant Letter), any Option which was otherwise exercisable by the Grantee at the date of death may be exercised by his personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the option exercise period.

    (g) LIMITS ON INCENTIVE STOCK OPTIONS. Each Grant of an Incentive Stock Option shall provide that it is not transferable by the Grantee otherwise than by will or the laws of descent and distribution, and is exercisable during the Grantee's lifetime, only by the Grantee and that the aggregate fair market value of the Common Stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan or any other stock option plan of the Company shall not exceed $100,000. An Incentive Stock Option shall not be granted to any Participant who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or parent of the Company.

    6.   TRANSFERABILITY OF OPTIONS AND GRANTS

    Only a Grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the right of the Grantee ("Successor Grantee") may exercise such rights. A

Successor Grantee must furnish proof satisfactory to the Company of his or her right to the Grant under the Grantee's will or under the applicable laws of descent and distribution.

    7.   AMENDMENT AND TERMINATION OF THE PLAN

         (a) AMENDMENT. The Board of Directors may amend or terminate the Plan at any them; provided, however, that any amendment that materially increases the benefits accruing to Participants under the Plan, increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company and provided, further, that the Board of Directors shall not amend the Plan if such amendment would cause the Plan or the Grant or exercise of an Incentive Stock Option under the Plan to fail to comply with the requirements of Section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 5(b) or an extension of the period during which an Incentive Stock Option may be exercised as set forth in Section 5(c).

         (b)  TERMINATION OF PLAN.     The Plan shall terminate on the tenth
anniversary of its effective date unless terminated earlier by the Board of Directors or unless extended by the Board of Directors with the approval of the shareholders.

         (c)  TERMINATION AND AMENDMENT OF OUTSTANDING GRANTS.

              (i) A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (ii) The Board shall have the authority to effect at any time and from time to time, with the consent of the affected Grantees, the cancellation of any or all outstanding Options under the Plan and to grant in substitution therefor new Options under the Plan covering the same or a different number of shares of Common Stock but, in the case of incentive stock options, having a purchase price not less than the fair market value of a share of Common Stock on the new date of the Grant. The Board may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Optionee under the Plan of a new Option for the same or a different number of shares of Common Stock as the Option surrendered, or may require such voluntary surrender as a condition precedent to a Grant of a new Option to such Grantee. Any new Option shall be exercisable at the price, during the period, and in accordance with any other terms and conditions specified by the Board at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

    8.   RIGHTS OF PARTICIPANTS

         Nothing in this Plan shall entitle any Participant or the person to any claim or right to be granted an Option under this Plan. Neither this Plan or any action taken hereunder shall be construed as giving any Participant any rights to be retained in the employ of the Company.

      9. WITHHOLDING OF TAXES.

         The Company shall have the right to deduct from a Participant's cash wages or fees any federal, state or local taxes required by law to be withheld with respect to the exercise of an Option, or the Participant or other person receiving shares upon the exercise of an Option shall be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to exercise.

    10.  GRANT LETTERS TO PARTICIPANTS.

         Each Grant made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Board shall approve, including conditions and limits of such grant stated directly or in reference to this Plan.

    11.  REQUIREMENTS FOR ISSUANCE OF SHARES.

         No Common Stock shall be issued or transferred pursuant to any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Board and the Grantee has executed a shareholders' agreement with the Company, a copy of the form of which is attached hereto as Exhibit "A" (the "Shareholders' Agreement"). The Board shall have the right to condition any Grant of an Option made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Common Stock as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, or as provided in the Shareholders' Agreement, and certificates representing such shares may bear a legend to reflect any such restrictions.

    12.  HEADINGS

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

    13.  EFFECTIVE DATE OF THE PLAN.

         This plan shall be effective as of April 26, 1995.

    14.  MISCELLANEOUS

         (a) SUBSTITUTE GRANTS. The Board may make a Grant to an associate of another corporation who becomes a Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option granted by such corporation ("Substituted Stock Incentives"). The terms and condition of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Board shall prescribe the provisions of the substitute Grants.

         (b) COMPLIANCE WITH LAW. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding taxes on payment to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

         (c) OWNERSHIP OF STOCK. A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Common Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company upon the exercise or partial exercise of the Option.

         (d) CHOICE OF LAW. The Plan Options granted hereunder and the exercise of Options are governed by the laws of the Commonwealth of Massachusetts.

                                      EXHIBIT A

                                          TO

                                  STOCK OPTION GRANT

                               SHAREHOLDERS' AGREEMENT

This Shareholders' Agreement (the "Agreement") dated as of April 26, 1995, is entered into by and among _______________________ ("Shareholder") and UniCAD, INC. (the "Company") a Massachusetts corporation.

                                      RECITALS:

    A. Shareholder is an associate of the Company and pursuant to a certain Stock Option Grant (The "Grant") may acquire or has acquired shares of common stock of the Company ("Option Shares").

    B. As a condition of acquiring the Option Shares under the Grant, Shareholder has agreed to enter into this Agreement.

                                      AGREEMENT

    NOW THEREFORE, in consideration of the mutual covenants continued herein, the parties, intending to be legally bound hereby, agree as follows:

    1.   TRANSFER OF OPTION SHARES.    Shareholder agrees not to transfer,
encumber or otherwise dispose of or permit the transfer, encumbrance or other disposition of any Option Shares now owned or hereafter acquired by it to any person or entity, or cause or permit such Option Shares to come under control of or to be owned by a trustee or receiver (including without limitation a trustee in bankruptcy) unless made in accordance with the provisions of this Agreement.

    1.1    CONTINUATION OF RESTRICTIONS.    The provisions of the foregoing
Section notwithstanding, no shares may be transferred to a third party unless such third party first agrees to be bound by the provisions of this Agreement and that any Option Shares subsequently transferred by such third party shall only be transferred in accordance with the provisions of this Agreement and shall be subject to all the restrictions on such transfer and subsequent transfers as set forth herein.

    2.   REPURCHASE BY THE COMPANY.

         2.1 DEATH. In the event that the service of Shareholder as an associate of the Company or its subsidiary or affiliate terminates by reason of the death of Shareholder, the Company shall have the option upon written notice given at least sixty (60) days prior to the end of the fiscal year following the Shareholder's death, to purchase the then Option Shares from such Shareholder's estate or personal representative, as the case may be, for an amount equal to the Fair Market Value of Shareholder's Option Shares, as determined in accordance with the provisions set forth in ANNEX 1 (the "Fair Market Value").

         2.2 DISABILITY. In the event that Shareholder suffers health problems resulting in either the incapacitation or disability of Shareholder, which prevent Shareholder from performing his duties as determined by the Board of Directors, the Company shall have the option, exercisable upon written notice given at least sixty (60) days prior to the end of the fiscal year following receipt by Shareholder of the determination by the Board of Directors of such incapacity or disability, to purchase the Option Shares at a purchase price equal to the Fair Market Value of such Option Shares.

         2.3 TERMINATION FOR CAUSE. In the event that the service of Shareholder is terminated as a result of malfeacsance, wrongdoing, or negligence that adversely affects the Company, or that the Shareholder breaches any covenant not to compete with the Company, the Company shall have the option during a period of one (1) year after such termination, to purchase the Option Shares owned by Shareholder upon sixty (60) days prior written notice, and

Shareholder shall be required to sell all such Option Shares to the Company,for a purchase price equal to the original purchase price of the Option Shares.

         2.4 OTHER TERMINATION. In the event that Shareholder's service with the Company terminates for any other reason, including, but not limited to, voluntary termination, involuntary termination not for cause, or retirement, the Company shall have the option, exercisable upon sixty (60) days prior written notice given within twelve (12) months after such termination, to purchase such Shareholder's Option Shares at the Fair Market Value of such Option Shares.

         2.5 PAYMENT. The Company shall be entitled to either immediately pay the purchase price to the Shareholder for the Option Shares or make installment payments therefor, the amount and frequency of which are in the sole discretion of the Company, but in any event the purchase price must be paid to the Shareholder within three years of the Company's exercise of its option to purchase the Option Shares. The Company will pay interest at the prime rate as established from time to time on any installment payments made.

         2.6 SALE OF MERGER OF THE COMPANY; PUBLIC OFFERING. If either (a) all or substantially all of the assets of the Company or all or substantially all of the Common Stock of the Company shall be sold or if a merger of the Company shall occur in which the Shareholders of the Company prior to the merger do not control the surviving entity after the merger, or (b) the Company shall complete an original issue public offering of its Common Stock, then both the contractual restrictions on transfer set forth in Section 1 above and the Company's option to repurchase under the circumstances set forth in this Section 2 shall automatically expire.

    3. ENDORSEMENT OF STOCK CERTIFICATES. So long as the restrictions on the transfer of Option Shares set forth in this Agreement remain in effect, each certificate issued for Option Shares now or hereafter held by the Shareholder or its permitted transferee shall be stamped with a legend in substantially the following form:

              "This certificate and the shares of stock hereby represented are subject to the terms, provisions and conditions of a Shareholders' Agreement and may not be sold, transferred or encumbered except in accordance with the terms and provisions of such Agreement, as such Agreement may from time to time be amended or supplemented. A copy of such Agreement, as such Agreement may be amended or supplemented, is on file at the registered office of the corporation"

    4. NOTICES. Any notices required or permitted to be given or served upon the parties under this Agreement shall be sufficiently given or served or made if delivered by hand to such party or sent to such party by private overnight courier, facsimile or pre-paid certified mail, return receipt requested, addressed to it at the following addresses:

              If to the Company        __________________________________
                                       __________________________________
                                       __________________________________


              If to the Shareholder:   __________________________________
                                       __________________________________
                                       __________________________________

    Each party may change the address to which notices to such party should be sent by giving notice of such new address to each other party.

    5. ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written of the parties hereto. There are no warranties, representations or other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth in this agreement. This Agreement may be amended, modified or discharged only by the written consent of all the parties hereto.

    6.   HEADINGS.     The headings of the various sections of this Agreement
are for convenience of reference only and shall not affect its construction or interpretation.

    7.   INVALID PROVISION.    Each of the provisions of this Agreement shall
be treated as separate and distinct and in the event any specific provision is ruled invalid, the other provisions hereof shall remain in full force and effect.

    8.   GOVERNING LAW.     This Agreement and its validity, construction and
performance shall be governed by the laws of the Commonwealth of Massachusetts.

    9.   COUNTERPARTS.     This Agreement may be executed in any number of
counterparts, each of which constitute an original Agreement and all of which taken together shall constitute one and the same instrument.

    10.  SUCCESSORS AND ASSIGNS.     This Agreement shall be fully binding on
and inure to the benefit of the permitted successors, heirs and legal representatives and assigns of the parties hereto and upon any party acquiring Option Shares of the corporation by sale, gift, inheritance or otherwise and on the spouse of any such party and any such party shall be required to agree, in writing, to all the terms hereof before such Option Shares shall be transferred to such other party on the books of the Company.

    11.  SPECIFIC PERFORMANCE.     The parties acknowledge that it is
measure in money the damage that will accrue to any party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to specifically enforce any provision hereof, such party shall be entitled to specific performance as a remedy. Any person against whom such action or proceeding is brought hereby waives as a claim or defense therein that such party has an adequate remedy at law or in damages and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law or in damages exists.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

UniCAD, INC.                           SHAREHOLDER:

By: ___________________________         _________________________
Title: ________________________

                                       ANNEX 1

                           Computation of Fair Market Value

    1.   EARNINGS BASIS (A)

         (a) Determine net earnings for the current year and four previous years (or such lesser number of previous years as the corporation may have been in existence). Obtain the average weighted net earnings for such five year (or lesser number of years) period by using weighting factors for net earnings for each year ranging from five (or the applicable lesser number), for the most recent year, to one for the earliest year.

         (Example: Assuming 5 Full Years): Let net earnings for the current year equal "A", and let net earnings for the four previous years equal "B", "C", "D", and "E", respectively. The weighted average of these amounts is then equal to the sum of [5(A)+4(B)+3(C)+2(D)+(E)] divided by 15.

         (b) Multiply amount determined above by a capitalization rate of 8%. If at the time of any valuation of the Common Stock, the base rate of the First National Bank of Boston shall be higher than 12% or less than 4%, then the capitalization rate will be adjusted up or down, as appropriate, by one-half (1/2) of the difference between 8% and such higher or lesser number.

         (c) Divide the amount determined in Step (b) by the weighted average of outstanding shares to determine value per share.

    2.   BOOK VALUE BASIS (B)

         (a) Determine book value per share for current and previous 4 (or lesser number of) years. Determine weighted average as in paragraph (1) above and again divide total weighted average by the applicable number of weighted years to arrive at average weighted book value.

         (b) Divide average weighted book value by weighted average of outstanding shares to determine value per share.

    3.   FAIR MARKET VALUE

         To obtain a financial weighted average of (A) and (B), which the parties agree shall be defined as Fair Market Value, it has been determined that a proper percentage of each basis should be (A)-20%, (B)-80%. Take the value per share under each basis and multiply by the percentage. The sums of these two equations are then to be added together and that amount will be deemed to constitute the Fair Market Value per share of the Common Stock of the Company.